Exhibit 99.1

Microbot Medical Schedules Virtual Meeting to Address Increased Interest Following its Recent Announcement

Webinar to be Held on Wednesday August 26th at 11am ET

HINGHAM, Mass., August 19, 2020 – Following its participation at the Needham Virtual Med Tech & Diagnostic conference, as well as the overwhelming interest generated since its recent announcement which included the outcome of a feasibility animal study with respect to the LIBERTYTM Robotic System, Microbot Medical Inc. (Nasdaq: MBOT) will host a webinar on Wednesday, August 26, 2020 at 11:00am ET. Harel Gadot, the Company’s CEO, President and Chairman, will share the Company’s view on the surgical robotic market, the results of the feasibility animal study, as well as other recent achievements. Additionally, members of the Company’s management team, including Dr. Eyal Morag, Chief Medical Officer, Simon Sharon, Chief Technology Officer and Eran Cohen, Senior Director of Business Development, will be available for a question and answer session.

To participate on the webinar, please register in advance at: https://zoom.us/webinar/register/WN_5JfsfM-aR4WVKdJncgGbvw. After registering, participants will receive a confirmation email containing information about joining the webinar.

The LIBERTYTM Robotic System, which the Company believes to be the first fully disposable surgical robotic system, has met all of its end points with no intraoperative adverse events. This supports the Company’s vision of democratizing endoluminal procedures while enhancing clinical and economical outcomes. The LIBERTYTM Robotic System has the potential to allow physicians to conduct catheter-based procedure from outside the catheterization laboratory (cath-lab), avoiding radiation exposure, physical strain and the risk of cross contamination. The study was performed by two leading physicians in the neuro vascular and peripheral vascular intervention spaces, and the results demonstrated robust navigation capabilities, intuitive usability and accurate deployment of embolic agents, most of which was conducted remotely from the cath-lab’s control room.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTYTM, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC) and in the prospectus supplement related to the registered direct offering to be filed with the SEC, which are or will be available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754